UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

 (Exact name of registrant as specified in its charter)

Inolife Technologies, Inc.

New York		30-0299889
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8601 Six Forks Road, Suite 400, Raleigh, NC 27615
(Address of principal executive offices)

(919) 676-5334
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 18, 2012, the Company entered into an agreement with Gary Berthold, who serves as chairman of the board of directors, president and chief executive officer of the Company, to issue Mr. Berthold 16,455,480 shares of common stock in settlement of unpaid past salary of $246,832.19. In addition, the Company entered into an agreement with Sharon Berthold, who serves on our board of directors and as executive vice-president, to issue to Mrs. Berthold 14,544,520 shares of common stock of the Company in settlement of unpaid past salary of $218,167.81. The issue price of the shares in both transactions was $.015 per share. The shares issued in these transactions have not been registered for resale and there are currently no plans to register these shares for resale. The purchase price was determined by applying a 50% discount to the weighted average closing price in the twenty trading days prior to the issue date.

As previously reported, Gary Berthold and Sharon Berthold entered into executive employment agreements on April 30, 2011 which provide for base salaries of $310,000 and $274,000, respectively. The Company has not paid salaries to either Mr. Berthold or Mrs. Berthold since inception of the agreements. By entering into these transactions, the Company reduces its outstanding indebtedness by $465,000.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inolife Technologies, Inc.

Dated: May 2, 2012	By:	/s/ Gary Berthold
Gary Berthold
President & CEO

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